WSI Industries Reports Preliminary Fourth Quarter and Fiscal Year 2018 Results;

Declares Quarterly Dividend and Provides Update On Special Meeting

October 4, 2018—Minneapolis, MN— WSI Industries, Inc. (Nasdaq: WSCI) announced today its preliminary financial results for the fourth quarter and fiscal year 2018 ended August 26, 2018, which remain subject to customary annual audit procedures. Fiscal year 2018 annual sales were $34,604,000 versus the prior year’s sales of $30,641,000. The Company reported fiscal year 2018 net income of $847,000, or $0.28 per diluted share, versus a net loss of $(814,000), or $(0.28) per diluted share, in the prior fiscal year. The Company also reported fiscal 2018 fourth quarter sales of $8,731,000, versus the prior year’s fiscal fourth quarter sales of $8,404,000 and reported a net loss of $(234,000), or $(0.08) per diluted share, as compared to a net income of $90,000 or $0.03 per diluted share in the prior year’s fiscal fourth quarter. Included in the fiscal 2018 fourth quarter net loss was approximately $401,000 of expense for professional services related to the proposed merger of WSI Industries with Polaris Industries Inc.

WSI Industries also announced today that its Board of Directors has declared its regular quarterly dividend of $0.04 per share. The dividend will be payable November 1, 2018 to holders of record as of October 18, 2018.

A special meeting of WSI Industries shareholders will be held on November 7, 2018 to, among other things, consider and vote on the proposed merger with Polaris Industries Inc. pursuant to a merger agreement jointly announced by the parties on September 6, 2018. If the proposed merger is completed, each share of WSI Industries common stock will be converted into the right to receive $7.00 in cash, without interest and less any applicable withholding taxes. The WSI Industries Board of Directors unanimously approved the merger agreement and recommends shareholders approve each proposal to be considered at the special meeting, including approval of the merger agreement. The record date for the determination of shareholders entitled to notice of, and to vote at, the special meeting was fixed as the close of business on September 28, 2018.

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About WSI Industries

WSI Industries, Inc. (Nasdaq: WSCI) is a leading contract manufacturer that specializes in the machining of complex, high-precision parts for a wide range of industries, including automotive, avionics and aerospace, energy, recreational vehicles, small engines, bioscience and the defense markets. Visit www.wsiindustries.com for more information.

Caution Regarding Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and beliefs of WSI Industries management and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to risks and uncertainties. These risks and uncertainties include, but are not limited to, those associated with: the impact on the preliminary fourth quarter and fiscal year 2018 results of customary audit and year-end closing procedures (which have not been completed); the parties’ ability to meet expectations regarding the timing and completion of the merger; the occurrence of any event, change or other circumstance that would give rise to the termination of the merger agreement and the fact that certain terminations of the merger agreement require WSI Industries to pay a termination fee of $810,000; the failure to satisfy each of the conditions to the consummation of the merger; the disruption of management’s attention from ongoing business operations due to the merger; the effect of the announcement of the merger on WSI Industries’ relationships with its customers, particularly its customers other than Polaris Industries, as well as its operating results and business generally; the outcome of any legal proceedings related to the merger; retention of employees of WSI Industries following the announcement of the merger; and the fact that WSI’s stock price may decline significantly if the merger is not completed.

For a further list and description of the risks and uncertainties affecting WSI Industries, see its filings with the SEC, including those described under the heading “Risk Factors” in Part I, Item 1A of its Annual Report on Form 10-K for the fiscal year ended August 27, 2017.

The forward-looking statements speak only as of the date such statements are made. WSI Industries is not under any obligation to, and each expressly disclaim any obligation to, update or alter any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise, except as required by law.

Important Additional Information and Where to Find It

In connection with the proposed merger, WSI Industries filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statements on October 2, 2018 and will file any other relevant documents with the SEC. The definitive proxy statement, any other relevant documents, and all other materials filed with the SEC concerning WSI Industries are (or, when filed, will be) available free of charge at the SEC’s website, www.sec.gov, or from WSI Industries at the investor relations page of its website, http://www.wsiindustries.com/investor-relations

Before making any voting decision, shareholders of WSI Industries are urged to read the definitive proxy statement filed on October 2, 2018 and any relevant documents filed with the SEC when they become available because the definitive proxy statement does contain, and other relevant documents will contain, important information about the proposed merger.

Participants in the Solicitation

WSI Industries and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of WSI Industries common stock in respect of the proposed merger. Information about the directors and executive officers of WSI Industries is set forth in WSI Industries’ Annual Report on Form 10-K for the year ended August 27, 2017, filed with the SEC on November 3, 2017 and proxy statement for its 2018 Annual Meeting of Shareholders, filed with the SEC on November 11, 2017. Additional information regarding participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the definitive proxy statement filed on October 2, 2018 by WSI Industries with the SEC.

Contacts

WSI Industries, Inc.

Michael J. Pudil (President & CEO) or Paul D. Sheely (CFO)

763-295-9202

CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

In thousands, except per share amounts

	Quarter ended		Year ended
	August 26,	August 27,	August 26,	August 27,
	2018	2017	2018	2017
Net Sales	$8,731	$8,404	$34,604	$30,641
Cost of products sold	7,601	7,503	30,247	28,195
Gross margin	1,130	901	4,357	2,446

Selling and administrative expense	1,003	661	3,490	3,346
Merger related expense	401	-	401	-
Interest and other income	(11)	(8)	(49)	(19)
Interest and other expense	82	69	311	423

Net Income (loss) before taxes	(345)	179	204	(1,304)

Income tax expense (benefit)	(111)	89	(643)	(490)

Net income (loss)	$(234)	$90	$847	$(814)

Basic earnings (loss) per share	$(0.08)	$0.03	$0.28	$(0.28)

Diluted earnings (loss) per share	$(0.08)	$0.03	$0.28	$(0.28)

Weighted average number of common shares outstanding	2,971	2,935	2,960	2,924

Weighted average number of common and dilutive potential common shares	2,971	2,940	2,985	2,924

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

In thousands

	August 26,	August 27,
	2018	2017
Assets:
Total Current Assets	$12,643	$11,796
Property, Plant, and Equipment, Net	10,577	10,321
Other Assets	2,368	2,368
Total Assets	$25,588	$24,485

Liabilities and Shareholders’ Equity:
Total Current Liabilities	$5,172	$4,692
Long-Term Debt	5,848	5,442
Deferred Tax Liabilities	419	915
Shareholders’ Equity	14,149	13,436
Total Liabilities and Shareholders’ Equity	$25,588	$24,485

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

In thousands

	Year Ended
	August 26,	August 27,
	2018	2017

Cash flows from operating activities (1)	$1,020	$3,129
Cash used in investing activities	(607)	(806)
Cash used in financing activities	(1,219)	(215)
Net increase (decrease) in cash and cash equivalents	(806)	2,108

Cash and cash equivalents at beginning of period	5,847	3,739

Cash and cash equivalents at end of period	$5,041	$5,847

(1) Cash flows from operating activities includes non-cash adjustments for depreciation and stock option compensation expense of $2,075 and $2,109 at August 26, 2018 and August 27, 2017, respectively.